Exhibit 10.4

                             CONVEYANCE AGREEMENT

     This Agreement is made and entered into on this 21st day of December, 1999 by and between Harold G. Hamm, Trustee of the Harold G. Hamm Revocable Intervivos Trust dated April 23, 1984 ("Hamm Trust") and Continental Resources, Inc. ("Continental").

     WHEREAS, pursuant to that certain Worland Area Purchase and Sale Agreement ("Worland Agreement") entered into on June 25, 1998 the Hamm Trust did acquire certain oil & gas wells, leases and other rights from Continental. All right, title and interest acquired by the Hamm Trust pursuant the Worland Agreement, together with any right, title or interest the Hamm Trust may have subsequently acquired or be entitled to in connection with the Worland Agreement, is collectively herein referred to as the "Subject Properties", and;

     WHEREAS, the Hamm Trust now desires to convey, assign, transfer and relinquish unto Continental all of its rights, title and interest in and to the Subject Properties.

     NOW THEREFORE, in consideration of the mutual benefit to accrue to the parties hereto and ten and no dollars ($10.00) and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Hamm Trust and Continental hereby agree as follows:

     1.1 Property being conveyed: The Hamm Trust shall convey to Continental, as of the Effective Date, all of its right, title and interest in and to the following:

       A. All oil & gas leases, overriding royalty interests, mineral and royalty interests, easements and rights-of-way, contractual rights and interests, together with all rights and interests appurtenant thereto or used or obtained in connection therewith which were acquired by the Hamm Trust in connection with the Worland Agreement;

       B. All oil and gas wells and interests therein, together with all materials, supplies, machinery, equipment, improvements and other personal property and fixtures located thereon, associated therewith or appurtenant thereto that were acquired by the Hamm Trust in connection with the Worland Agreement.

       C. All rights, title and interest of whatsoever nature, whether real or personal, that the Hamm Trust may have acquired and/or in anyway been entitled to as a result of or in connection with the Worland Agreement.

     2. Effective Date and Allocation of Revenue and Expenses: The conveyance contemplated by this Agreement shall be effective as of December 31, 1999 ("Effective Date"). The Hamm Trust shall be entitled to all revenue and bear all costs, risk and expense associated with the Subject Properties accruing on or prior to the Effective Date. Continental shall be entitled to all revenue and bear all costs, risk and expense associated with the Subject Properties accruing after the Effective Date.

     3.   Title Verification Waiver:   Continental represents that it has
heretofore conducted all necessary due diligence investigations and satisfied itself with respect to title and specifically waives any claims in that regard.

     4.   Covenants and Representations:   The Hamm Trust covenants and
represents that at Closing, the Subject Properties will be conveyed to Continental free of all mortgages, liens, claims and demands of whatsoever nature other than those existing and burdening the Subject Properties prior to the Hamm Trusts acquisition thereof. Continental covenants and represents that it is a validly existing Oklahoma Corporation, authorized to conduct business in the State where the Subject Properties are located.

     5.   Abolishment of AMI:   The Worland Agreement established an Area of
Mutual Interest ("AMI") covering certain lands, and among other things created certain obligations and entitlements with respect to subsequently acquired interests. Both the Hamm Trust and Continental hereby abolish and terminate such AMI and agree same is no longer effective for any purpose, and also relinquish and surrender unto one another any rights or obligations which may have heretofore accrued in connection with such AMI.

     6.   Assumption and Indemnification.   UPON DELIVERY TO AND
ACCEPTANCE BY CONTINENTAL OF THE ASSIGNMENT AND BILL OF SALE, CONTINENTAL SHALL BE DEEMED TO HAVE ASSUMED, TO PAY AND PERFORM TIMELY, ALL DUTIES, EXPENSES, OBLIGATIONS, LOSSES, HAZARDS AND LIABILITIES RELATING TO THE OWNERSHIP OF THE PROPERTIES ARISING ON AND AFTER THE EFFECTIVE DATE (INCLUDING, WITHOUT LIMITATION, THOSE ARISING UNDER OR BY VIRTUE OF ANY LEASE, CONTRACT, AGREEMENTS, DOCUMENT, PERMIT OR RULE, OR DELAY IN OBTAINING APPROVAL OF FEDERAL OR STATE ASSIGNMENTS); AND, TO RELEASE, INDEMNIFY, DEFEND, AND HOLD HARMLESS THE HAMM TRUST FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS, LIABILITIES, LOSSES, DAMAGES, COSTS, OR EXPENSES (INCLUDING COURT COSTS AND ATTORNEYS' FEES) OF ANY KIND OR CHARACTER ARISING OUT OF OR OTHERWISE RELATING TO THE OWNERSHIP OF THE PROPERTIES ON AND AFTER THE EFFECTIVE DATE. IN CONNECTION WITH (BUT NOT IN LIMITATION OF) THE FOREGOING, IT IS SPECIFICALLY UNDERSTOOD AND AGREED THAT MATTERS ARISING OUT OF OR OTHERWISE RELATING TO THE OWNERSHIP OF THE PROPERTIES ON AND AFTER THE EFFECTIVE DATE SHALL BE DEEMED TO INCLUDE ALL MATTERS ARISING OUT OF THE STATUS AND THE CONDITION OF THE PROPERTIES ON THE EFFECTIVE DATE INCLUDING, WITHOUT LIMITATION, ALL OBLIGATIONS TO PROPERLY PLUG AND ABANDON WELLS LOCATED ON THE PROPERTIES, TO RESTORE THE SURFACE OF THE PROPERTIES TO AS NEAR ITS ORIGINAL CONDITION AS PRACTICABLE AND TO COMPLY WITH, OR BRING THE PROPERTIES INTO COMPLIANCE WITH, APPLICABLE ENVIRONMENTAL LAWS AND REGULATIONS, INCLUDING ALL LIABILITY AND EXPENSE FOR ANY RESTORATION, REMEDIATION, CLEAN-UP, DISPOSAL OF WASTE, OR REMOVAL THAT MAY BE INCURRED AS A RESULT OF THE EXISTENCE OR DISCOVERY OF NATURALLY OCCURRING RADIOACTIVE MATERIALS, OR OTHER HAZARDOUS OR DELETERIOUS SUBSTANCES IN, ON, UNDER OR ASSOCIATED WITH THE PROPERTIES, REGARDLESS OF WHEN THE EVENTS OCCURRED THAT GIVE RISE TO SUCH CONDITION, AND THE ABOVE PROVIDED FOR ASSUMPTIONS AND INDEMNIFICATIONS BY CONTINENTAL SHALL EXPRESSLY COVER AND INCLUDE SUCH MATTERS. THE FOREGOING ASSUMPTIONS AND INDEMNIFICATIONS SHALL APPLY WHETHER OR NOT SUCH DUTIES, OBLIGATIONS, OR LIABILITIES, OR SUCH CLAIM, ACTIONS, CAUSES OF ACTION, LIABILITIES, DAMAGES, LOSSES, COSTS, OR EXPENSES
ARISE OUT OF (i)   NEGLIGENCE (INCLUDING SOLE NEGLIGENCE, SIMPLE NEGLIGENCE,
CONCURRENT NEGLIGENCE, ACTIVE OR PASSIVE NEGLIGENCE OR OTHERWISE, BUT EXPRESSLY NOT INCLUDING GROSS NEGLIGENCE OR WILLFUL MISCONDUCT) OF THE HAMM
TRUST OR ANY OTHER INDEMNIFIED PARTY, OR (ii)    STRICT LIABILITY.

     7. Environmental Assessment and Indemnification by Continental. CONTINENTAL EXPRESSLY ACKNOWLEDGES THAT IT HAS MADE AN ENVIRONMENTAL ASSESSMENT OF THE PROPERTIES. CONTINENTAL HEREBY AGREES TO ASSUME THE RISKS THAT THE PROPERTIES MAY CONTAIN WASTE MATERIALS OR HAZARDOUS SUBSTANCES, AND THAT ADVERSE PHYSICAL CONDITIONS, INCLUDING BUT NOT LIMITED TO THE PRESENCE OF WASTE MATERIALS OR HAZARDOUS SUBSTANCES OR THE PRESENCE OF UNKNOWN ABANDONED OIL AND GAS WELLS, WATER WELLS, SUMPS AND PIPELINES, MAY EXIST IN, ON, OR UNDER THE PROPERTIES AS OF THE EFFECTIVE DATE, ALL RESPONSIBILITY AND LIABILITY RELATED TO ALL SUCH CONDITIONS, WHETHER KNOWN OR UNKNOWN, WILL BE TRANSFERRED FROM THE HAMM TRUST TO CONTINENTAL. CONTINENTAL ASSUMES FULL RESPONSIBILITY FOR, AND AGREES TO INDEMNIFY, HOLD HARMLESS AND DEFEND HAMM TRUST FROM AND AGAINST ALL LOSS, LIABILITY, CLAIMS, FINES, EXPENSES, COSTS (INCLUDING ATTORNEYS' FEES AND EXPENSES) AND CAUSES OF ACTION CAUSED BY OR ARISING OUT OF ANY FEDERAL, STATE OR LOCAL LAWS, RULES, ORDERS AND REGULATIONS APPLICABLE TO ANY NATURALLY OCCURRING RADIOACTIVE MATERIAL, WASTE MATERIAL OR HAZARDOUS SUBSTANCES ON OR ASSOCIATED WITH THE PROPERTIES OR THE PRESENCE, DISPOSAL, RELEASE OR ASSOCIATED WITH THE PROPERTIES OR THE PRESENCE, DISPOSAL, RELEASE OR THREATENED RELEASE OF ALL NATURALLY OCCURRING RADIOACTIVE MATERIALS, WASTE MATERIAL OR HAZARDOUS SUBSTANCES FROM THE PROPERTIES INTO THE ATMOSPHERE OR INTO OR UPON LAND OR ANY WATER COURSE OR BODY OF WATER, INCLUDING GROUND WATER, WHETHER OR NOT ATTRIBUTABLE TO CONTINENTAL'S ACTIVITIES OR THE ACTIVITIES OF THIRD PARTIES (REGARDLESS OF WHETHER OR NOT HAMM TRUST WAS OR IS AWARE OF SUCH ACTIVITIES) PRIOR TO, DURING OR AFTER THE PERIOD OF HAMM TRUST'S OWNERSHIP OF THE PROPERTIES. THIS INDEMNIFICATION AND ASSUMPTION SHALL ALSO APPLY TO LIABILITY FOR VOLUNTARY ENVIRONMENTAL RESPONSE ACTIONS UNDERTAKEN PURSUANT TO THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT (CERCLA) OR ANY OTHER FEDERAL, STATE OR LOCAL LAW.

     8.   Disclaimer of Warranties.  THE PROPERTIES SHALL BE CONVEYED
PURSUANT HERETO WITHOUT ANY WARRANTY OR REPRESENTATION WHATSOEVER, WHETHER EXPRESS, IMPLIED OR STATUTORY AS TO, DESCRIPTION, QUANTITY, QUALITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO THE MODELS OR SAMPLES OF MATERIALS, OR MERCHANTABILITY OF ANY EQUIPMENT OR ITS FITNESS FOR ANY PURPOSE, OR OTHERWISE. CONTINENTAL SHALL HAVE INSPECTED, OR WAIVED ITS RIGHT TO INSPECT, THE PROPERTIES FOR ALL PURPOSES AND SATISFIED ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITION, BOTH SURFACE AND SUBSURFACE, INCLUDING, BUT NOT LIMITED TO, CONDITIONS SPECIFICALLY RELATED TO THE PRESENCE, RELEASE, OR DISPOSAL OF HAZARDOUS SUBSTANCES, SOLID WASTES, ASBESTOS, OR OTHER MANMADE FIBERS OR NATURALLY OCCURRING RADIOACTIVE MATERIALS ("NORM") IN, ON, OR UNDER THE PROPERTIES. CONTINENTAL IS RELYING SOLELY UPON ITS OWN INSPECTION OF THE PROPERTIES, AND CONTINENTAL SHALL, EXCEPT AS PROVIDED OTHERWISE HEREIN, ACCEPT ALL OF THE SAME "AS IS, WHERE IS". WITHOUT LIMITATION OF THE FOREGOING, HAMM TRUST MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, AS TO THE ACCURACY OR COMPLETENESS OF ANY DATA, REPORTS, RECORDS, PROJECTIONS, INFORMATION, OR MATERIALS NOW, HERETOFORE, OR HEREAFTER FURNISHED OR MADE AVAILABLE TO CONTINENTAL IN CONNECTION WITH THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, PRICING ASSUMPTIONS OR QUALITY OR QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE PROPERTIES OR THE ABILITY OR POTENTIAL OF THE PROPERTIES TO PRODUCE HYDROCARBONS OR THE ENVIRONMENTAL CONDITION OF THE PROPERTIES OR ANY OTHER MATTERS CONTAINED IN THE PROPRIETARY DATA OR ANY OTHER MATERIALS FURNISHED OR MADE AVAILABLE TO CONTINENTAL BY HAMM TRUST OR BY HAMM TRUST'S AGENTS OR REPRESENTATIVES. ANY AND ALL SUCH DATA, RECORDS, REPORTS, PROJECTIONS, INFORMATION, AND OTHER MATERIALS (WRITTEN OR ORAL) FURNISHED BY HAMM TRUST OR OTHERWISE MADE AVAILABLE OR DISCLOSED TO CONTINENTAL ARE PROVIDED TO CONTINENTAL AS A CONVENIENCE AND SHALL NOT CREATE NOR GIVE RISE TO ANY LIABILITY OF OR AGAINST HAMM TRUST, AND ANY RELIANCE ON OR USE OF THE SAME SHALL BE AT CONTINENTAL'S SOLE RISK TO THE MAXIMUM EXTENT PERMITTED BY LAW.

     9. Closing: On or before January 31, 2000 the Hamm Trust shall deliver to Continental a fully executed Assignment and Bill of Sale which shall effect the conveyance described in Article 1 above. Such Assignment and Bill of Sale shall be in a mutually acceptable form, and shall be made with special warranty of title, being be through and under the Hamm Trust, but not otherwise.

    10.   Post-Closing Agreements:  Within ninety (90) days after
Closing, the parties shall settle any necessary reconciliations regarding revenue and expenses, or other matters remaining to be resolved in connection with the transaction contemplated by this Agreement.

     IN WITNESS WHEREOF, this Agreement is made and entered into on this 21st day of December, 1999.

HAROLD G. HAMM REVOCABLE INTERVIVOS TRUST DATED APRIL 23, 1984

By:  HAROLD G. HAMM
     Harold G. Hamm, Trustee


CONTINENTAL RESOURCES, INC.

By:  TOM LUTTRELL
     Tom Luttrell
     Vice President - Land